Exhibit 107

Calculation of Filing Fee Tables

424B7

(Form Type)

Targa Resources Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Carry Forward Rule	Amount Registered (1)	Maximum Aggregate Offering Price (2)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.001 per share(1)	415(a)(6)	20,083,731	$790,696,489.47	$79,624.00	424B7	333-211522	June 30, 2016	$79,624.00
	Total Offering Amounts				$790,696,489.47	$79,624.00
	Total Fees Previously Paid					$79,624.00
	Total Fee Offsets					0
	Net Fee Due					0

(1)

This Registration Statement and prospectus supplement hereto (this “Registration Statement”) is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), and includes solely 317,116 shares of Class A common stock, par value $0.0001 per share (“common stock”), of Targa Resources Corp. (“Targa”), which were issued upon exercise of warrants held by the selling stockholders identified in this Registration Statement, that were previously registered on Targa’s Registration Statement on Form S-3 (Registration No. 333-211522), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 23, 2016, and the prospectus supplement thereto dated June 30, 2016 filed pursuant to Rule 424(b) (together, the “Prior Registration Statement”), and subsequently on Targa’s expiring Registration Statement on Form S-3 (Registration No. 333-231535), which was filed with the SEC on May 16, 2019, and the prospectus supplement thereto dated May 16, 2019 (together, the “Expiring Registration Statement”), and were not sold thereunder. This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to Rule 416(a) under the Securities Act.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 317,116 unsold shares of common stock previously registered on the Prior Registration Statement and subsequently on the Expiring Registration Statement. In connection with the original registration of such unsold shares of common stock on the Prior Registration Statement, Targa paid a registration fee of $79,624.00, which fees were applied to the Expiring Registration Statement and will continue to be applied to such unsold securities included on this Registration Statement. Accordingly, there is no registration fee due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.